Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated April 10, 2006 on the consolidated financial statements of Banyan Corporation (the Company) included in its Annual Report on Form 10-KSB being filed by the Company, for the fiscal year ended December 31, 2005.

“SCHWARTZ LEVITSKY FELDMAN LLP”
Toronto, Ontario
April 17, 2006	Chartered Accountants

               1167 Caledonia Road
               Toronto, Ontario M6A 2X1
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